Exhibit 5.1
June 1, 2010
Gleacher & Company, Inc.
1290 Avenue of the Americas
New York, NY 10104
Ladies and Gentlemen:
     This opinion letter is furnished to you in connection with your filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-150023 (as amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the registration of up to 7,058,824 shares of Common Stock, $0.01 par value per share (the “Shares”), of Gleacher & Company, Inc., a Delaware corporation (the “Company”).
     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and of its predecessor-in-interest, Broadpoint Gleacher Securities Group, Inc., a New York corporation, and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed below, including Post-Effective Amendment No. 1 to the Registration Statement, the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company.
     The opinion expressed below is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).
     Based on the foregoing, it is our opinion that the Shares have been legally issued and are fully paid and nonassessable.
     We consent to the filing of this opinion as Exhibit 5.1 to Post-Effective Amendment No. 1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Dewey & LeBoeuf LLP